[Aetna Logo]                 --------------------------------------------------
                             Aetna Life Insurance and Annuity Company

                             Home Office:  151 Farmington Avenue
                             P.O. Box 30670
                             Hartford, Connecticut  06156-0670

                             (800) 238-6273

                             You may call the toll-free number shown above for answers to questions or to resolve a complaint.

                             Aetna Life Insurance and Annuity Company (Aetna), a stock company, agrees to pay the benefits stated in this contract.

                             --------------------------------------------------
Certificate of               To the Certificate Holder:
Group Annuity
Coverage                     Aetna certifies that coverage is in force for you
                             under the stated Group Annuity Contract and Certificate numbers. All data shown here is taken from Aetna records and is based upon information furnished by you.

                             This Certificate is a summary of the Group Annuity Contract provisions. It replaces any and all prior certificates or endorsements issued to you under the stated Contract and Certificate numbers. This Certificate is for information only and is not a part of the Contracts.

                             The variable features of the Group Contract are described in parts XXXXX

                             --------------------------------------------------
Right to Cancel              You may cancel your Account within 10 days by
                             returning it to the agent from whom it was purchased, or to Aetna at the address shown above.
                             Within seven days of receiving this Certificate at its home office, Aetna will return the amount of Purchase Payment(s) received, plus any increase, or minus any decrease, on the amount, if any, of Purchase Payment(s) allocated to the Separate
                             Account fund(s).

Signed at the Home Office on the Effective Date

President                                            Secretary

--------------------------------------------------------------------------------
  Contract Holder.                              Group Annuity Contract Holder No
      SPECIMEN                                      SPECIMEN
--------------------------------------------------------------------------------
  Certificate Holder                            Certificate No.
      SPECIMEN                                      SPECIMEN
--------------------------------------------------------------------------------
  Annuitant Name                                Type of Plan
      SPECIMEN                                      SPECIMEN
--------------------------------------------------------------------------------



ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


SPIA(GR)-99 CERT                     Page 1
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                                     Page 2

                             Table of Contents

Separate Account ................................................    6
     Charges to Separate Account ................................    6
     Variable Annuity Assumed Annual Net Return Rate ............    6

Transfers .......................................................    6

I. DEFINITIONS ..................................................    7
     1.01  Annuitant/Joint Annuitant ............................    7
     1.02  Annuity ..............................................    7
     1.03  Beneficiary(ies) .....................................    7
     1.04  Certificate Holder ...................................    7
     1.04  Contract .............................................    7
     1.04  Contract Holder ......................................    7
     1.05  Fixed Annuity ........................................    7
     1.06  Fund(s) ..............................................    7
     1.07  Guaranteed Payment ...................................    7
     1.08  Life Annuity .........................................    7
     1.09  Payee ................................................    7
     1.10  Period Certain Annuity ...............................    7
     1.11  Separate Account .....................................    8
     1.12  Survivor .............................................    8
     1.13  Valuation Date .......................................    8
     1.14  Valuation Period .....................................    8
     1.15  Variable  Annuity ....................................    8

II. GENERAL PROVISIONS ..........................................    8
     2.01  Premiums .............................................    8
     2.02  Payments .............................................    8
     2.03  Change of Contract ...................................    8
     2.04  Ownership ............................................    8
     2.05  Misstatements and Adjustments ........................    9
     2.06  Incontestability .....................................    9
     2.07  Beneficiary Designation ..............................    9
     2.08  Nonparticipating Contract ............................    9
     2.09  State Laws ...........................................    9

III. VARIABLE ANNUITY PROVISIONS ................................    9
     3.01  Fund Annuity Units - Separate Account ................    9
     3.02  Fund Annuity Unit Value ..............................    9
     3.03  Fund Annuity Net Return Factors ......................    9
     3.04  Transfer(s) ..........................................   10
     3.05  Notice to the Contract Holder ........................   10
     3.06  Change of Fund(s) ....................................   10

IV. BENEFIT PROVISIONS ..........................................   11
     4.01  Death Benefit Provision ..............................   11

                                 SPECIFICATIONS

Group Contract No.:            [xxxx]

Contract Holder:               [xxxx]

Certificate Number:            [xxxx]

Certificate Effective Date:

                               [xxxx]                Single Premium::                 [xxxx]

Annuitant:                     [xxxx]                Annuitant Issue Age:             [xxxx]

Joint Annuitant:               [xxxx]                Joint Annuitant Issue Age:       [xxxx]

First Payment Date:            [xxxx]                Payment Frequency:               [xxxx]


SCHEDULE OF BENEFITS

Joint and 100% Survivor Annuity with Guaranteed Payments: Annuity payments begin on the First Payment Date and will continue for the lives of the Annuitant and Joint Annuitant. At the death of either the Annuitant or Joint Annuitant, the payment amount will continue to be paid for the life of the survivor. If the survivor dies prior to the payment of all guaranteed payments, any remaining payments will be paid to the beneficiary.

Payment Information:  Payments will be made on a Fixed basis.

Number of Guaranteed Payments: [xxxx]

Fixed Payment from General Account: [xxxx]

Fixed Annuity Present Value Interest Rate: [xxxx]%


FUNDING ELECTIONS

                                                         Number of Fund's
Percent                  Fund Name                       Annuity Units Per Payment:

[xxxx]                   [xxxx]                                  [xxxx]

Variable Annuity Assumed Annual Net Return Rate: [xxxx]%

                                Contract Schedule

Separate Account
-------------------------------------------------------------------------------

Charges to Separate Account

              A daily charge at an annual effective rate of 1.25% for mortality and expense risk and profit (M & E) is deducted from any portion of the account value allocated to a Variable Annuity. A daily charge at an annual effective rate of up to 0.25% for administration is deducted from any portion of the account value allocated to a Variable Annuity.

Variable Annuity Assumed Annual Net Return Rate

              If a Variable Annuity is chosen, an assumed annual net return rate of 5.0% may be elected. If 5.0% is not elected, Aetna will use an assumed annual net return rate of 3.5%.

              The daily net return rate factor for an assumed annual net return rate of 3.5% per year is 0.9999058. The daily net return rate factor for an assumed annual net return rate 5.0% per year is 0.9998663.

              If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

              a) 4.75% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence if an assumed annual net return rate of 3.5% is chosen; or

              b) 6.25% on an annual basis plus an annual return of up to 0.25% to offset the administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of 5% is chosen.

Transfers
-------------------------------------------------------------------------------

Maximum Number of Allowable Fund Transfers:  Twelve per calendar Year

I.         DEFINITIONS
-------------------------------------------------------------------------------

1.01       Annuitant/Joint Annuitant

              An individual named on the Specifications page of this contract
              (1) whose death terminates or adjusts the amount of life-contingent payments, and/or (2) whose death results in the payment of death benefits; a measured life.

1.02       Annuity

              Payment of a specified amount(s) or specified number of units made:

              a) On specified dates or intervals for the lifetime of one or more Annuitants with or without Guaranteed Payments; or

              b) On specified dates or intervals for a specified period of time.

              Annuity benefits payable under this contract are shown in the Schedule of Benefits on the Specifications page.

1.03       Beneficiary(ies)

              The individual or entity entitled to receive any death benefit due under the Account.

1.04       Certificate Holder

              A person who purchases an interest in this Contract as evidenced by a certificate. Aetna reserves the right to limit ownership to natural persons. If more than one Certificate Holder owns an Account, each Certificate Holder will be a joint Certificate Holder. Joint Certificate Holders have joint ownership rights and both must authorize excercising any ownership rights unless Aetna allows otherwise.

1.04       Contract

              The agreement between Aetna and the Contract Holder.

1.04       Contract Holder

              The person to whom this contract is issued.

1.05       Fixed Annuity

              An Annuity that is not a Variable Annuity.

1.06       Fund(s)

              The open-end registered management investment companies whose shares are purchased by the Separate Account to fund the benefits provided by the contract.

1.07       Guaranteed Payment

              A payment that is due whether or not the Annuitant, or Joint Annuitant, if applicable, is alive on the payment due date, as described in the Schedule of Benefits on the Specifications page.

1.08       Life Annuity

              An Annuity with payments that are based solely on whether or not the Annuitant, or Joint Annuitant, if applicable, is alive on the payment due date as described in the Schedule of Benefits on the Specifications page.

1.09       Payee

              A person that receives Annuity payments. The Certficate Holder shall be the Payee unless the Certificate Holder designates otherwise in writing.

1.10       Period Certain Annuity

              An Annuity with a specified number of Guaranteed Payments without a life contingency.

1.11       Separate Account

              An account, established by Aetna under Section 38a-433 of the Connecticut General Statutes, that buys and holds shares of the Fund(s) available under this contract. Income, gains or losses, realized or unrealized are credited or charged to the Separate Account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in the Separate Account and is not a trustee of such amounts. Amounts in the Separate Account are not generally guaranteed and are held at market value. The assets of the Separate Account, to the extent of reserves and other contract liabilities of the Separate Account, cannot be charged with other Aetna liabilities arising out of any other Aetna business.

1.12       Survivor

              With an Annuity based on the lives of an Annuitant and Joint Annuitant, the individual who is not the first to die.

1.13       Valuation Date

              The date and time on which a Fund Annuity Unit Value is calculated. Currently, this calculation will be determined at the close of business of the New York Stock Exchange on any normal business day, Monday through Friday, that the New York Stock Exchange is open.

1.14       Valuation Period

              The period of time between successive Valuation Dates.

1.15       Variable Annuity

              An Annuity with payments that vary with the net investment results of the Funds available under this contract. Aetna reserves the right to limit the Fund(s) available with the Variable Annuity Payment Guarantee, if applicable.

II.        GENERAL PROVISIONS
-------------------------------------------------------------------------------

2.01       Premium

              The amount of the premium applied to this contract will be the premium received minus a deduction for premium taxes, if any.

2.02       Payments

              Aetna will pay to the Payee a Fixed or Variable Annuity or a combination of the two as selected by the Certificate Holder and as shown in the Schedule of Benefits on the Specifications page. Aetna discharges its obligation to pay when it makes payment by check or electronic funds transfer to the Payee's address or the bank that Aetna has on record as of 15 business days before the payment due date.

              We reserve the right to suspend any life-contingent payments to a Payee if acceptable proof of life of an Annuitant or Joint Annuitant is not furnished when requested.

2.03       Change of Contract

              Only an authorized officer of Aetna may change the terms of this contract. Aetna will notify the Contract Holder in writing of any changes. Aetna reserves the right to modify this contract to meet the requirements of applicable state and federal laws or regulations.

2.04       Control of Contract

              This is a contract between the Contract Holder and Aetna. The Contract Holder has title to the contract. Contract Holder rights are limited to accepting or rejecting contract modifications. The Certificate Holder has all other rights to amounts held in the contract. Any choice allowed under this contract must be made by the Certificate Holder in writing or both Certificate Holders, if jointly owned. Until receipt of such choices in Aetna's home office, Aetna may rely on any previous choices made.

              The contract is not subject to the claims of any creditors of the Contract Holder or Certificate Holder, except to the extent permitted by law.

              The Certificate Holder may assign or transfer his or her rights under the contract. Aetna reserves the right not to accept assignment or transfer to a nonnatural person. Any assignment or transfer made must be submitted to Aetna's Home office in writing and will not be effective until accepted by Aetna.

2.05       Misstatements and Adjustments

              If the age, sex, or any relevant fact concerning any Annuitant is found to be misstated, the correct facts will be used to adjust payments.

2.06       Incontestability

              Aetna will not contest this contract from its effective date.

2.07       Beneficiary Designation

              If the contract provides for any Guaranteed Payments following the death of the Annuitant, and the Joint Annuitant if applicable, the Certificate Holder has the right to name a Beneficiary(ies). If the Account is owned jointly, both joint Certificate Holders must agree in writing to the Beneficiary designated.

              The Beneficiary designation may be changed by the Certificate Holder during the lifetime of the Annuitant, and, if applicable, the Joint Annuitant, by sending written notice of the change in a form acceptable to Aetna to Aetna's home office. Such change will not be effective until received and recorded by Aetna.

              In all cases, Aetna will pay death benefits based on the last written Beneficiary designation it has on record on the date of the death.

2.08       Nonparticipating Contract

              The Contract Holder, Certificate Holders or Beneficiaries will not have a right to share in the earnings of Aetna.

2.09       State Laws

              The contract and the certificate comply with the laws of the state in which it is delivered. Annuity payments are equal to or greater than the minimum required by such laws.

III.       VARIABLE ANNUITY PROVISIONS
-------------------------------------------------------------------------------

3.01       Fund Annuity Units - Separate Account

              The initial number of a Fund's Annuity units is stated on the Specifications page. Each future payment is equal to the sum of the products of each Fund Annuity unit value multiplied by the appropriate number of units. The Fund Annuity unit value on the tenth Valuation Date prior to the due date of the payment is used.

3.02       Fund Annuity Unit Value

              For any Valuation Date, a Fund's Annuity unit value is equal to:

              a) The value for the preceding Valuation Date; multiplied by

              b) The Annuity net return factor(s) for the Valuation Period;
                 multiplied by

              c) A factor to reflect the assumed annual net return rate.

              The factors for the assumed annual net return are shown on the Contract Schedule.

3.03       Fund Annuity Net Return Factors

              The Annuity net return factor(s) are used to compute all Separate Account Annuity unit values for any Fund. The Annuity net return factor for each Fund is equal to 1.0000000 plus the net return rate.

              The net return rate is equal to:

              a) The value of the shares of the Fund held by the Separate
                 Account at the end of a Valuation Period; minus

              b) The value of the shares of the Fund held by the Separate
                 Account at the start of the Valuation Period; plus or minus

              c) Taxes (or reserves for taxes) on the Separate Account (if any);
                 divided by

              d) The total value of the Fund Annuity units of the Separate
                 Account at the start of the Valuation Period; minus

              e) A Separate Account charge at an annual effective rate as shown on the Contract Schedule for Annuity mortality and expense risks and profit and a daily administrative charge which will not exceed the amount shown on the Contract Schedule on an annual basis. The daily administrative charge will be established on the Effective Date of this contract.

              A net return rate may be more or less than 0%.

              The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

3.04       Transfer(s)

              At the request of a Certificate Holder, all or any portion of the account value may be transferred from any Fund to any other allowable Fund. Transfers will be processed as of the Valuation Date next following when a transfer request is received in good order at Aetna's home office. The maximum number of allowable transfers in a calendar year is shown on the Contract Schedule. Aetna reserves the right to increase the number of allowable transfers.

              Transfer requests must be expressed as a percentage of the allocation among the Funds of the amount upon which the Variable Annuity will be based. Aetna may establish a minimum transfer amount.

3.05       Notice to the Certificate Holder

              Once a year, Aetna will notify the Certificate Holder of:

              a) The number of Fund(s) Annuity units; and

              b) The value of Fund(s) Annuity units.

              Such numbers or values will be as of a date no more than 60 days before the date of the notice.

3.06       Change of Fund(s)

              The assets of the Separate Account are segregated by Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if in Aetna's judgment further investment in such shares should become inappropriate in view of the purpose of the contract, Aetna may cease to make such Fund shares available for investment under the contract prospectively, or Aetna may substitute shares of another Fund for shares already acquired. Aetna may also, from time to time, add additional Funds. Any elimination, substitution or addition of Funds will be done in accordance with applicable state and federal securities laws. Aetna reserves the right to substitute shares of another Fund for shares already acquired without a proxy vote.

IV.        BENEFIT PROVISIONS
-------------------------------------------------------------------------------

4.01       Death Benefit Provision

              a) If the Annuitant dies, or under a joint Annuity option the
                 Survivor dies, any remaining Guaranteed Payments will be paid to the Beneficiary in the form specified in the Schedule of Benefits on the Specifications page. Such payments will be paid at least as rapidly as under the method of distribution then in effect. Within six months of such death, the Beneficiary may elect to receive the withdrawal value of any remaining Guaranteed Payments less any early withdrawal charge. The rate used to determine the withdrawal value will be the Fixed Annuity Present Value Interest Rate shown on the Specifications page. No early withdrawal charge will apply to the withdrawal value in this situation.

                 If this contract is issued as a Variable Period Certain Annuity, the Beneficiary may elect to receive the withdrawal value of any remaining Guaranteed Payments at any time. No early withdrawal charge will apply to the withdrawal value in this situation.

              b) If the Certificate Holder who is not the Annuitant(s) dies, payments will be paid to the Payee in the form specified in the Schedule of Benefits on the Specifications page. If no Payee designated by the Contract Holder survives the death of the Certificate Holder, payments will be made to the Annuitant. Such payments will be paid at least as rapidly as under the method of distribution then in effect.

              c) If the Certificate Holder dies before the annuity starting date the entire interest in the contract must be distributed within five years of the date of death, or payments may be made over the life or over a period not extending beyond the life expectancy of the Beneficiary or Payee, as applicable, provided such payments begin not later than one year after the date of death. The annuity starting date is generally defined by the Internal Revenue Code to mean the first day of the period (month, quarter, half-year, year depending on whether payments will be made monthly, quarterly, semi-annually or annually) which ends on the date of the first annuity payment. This provision will not apply if the Beneficiary or Payee, as applicable, is the Certificate Holder's spouse.



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


-------------------------------------------------------------------------------




                    Aetna Life Insurance and Annuity Company

                       Home Office: 151 Farmington Avenue

                           Hartford, Connecticut 06156

                                 (800) 238-6273

                      Certificate of Group Annuity Coverage

-------------------------------------------------------------------------------


ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.



SPIA(GR)-99 CERT